UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Apollo Endosurgery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 87846

(Address of principal executive offices) (Zip Code)

(512) 279-5100

(Registrant’s telephone number, including area code)

Lpath, Inc.

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05           Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 16, 2017, the Board of Directors of Apollo Endosurgery, Inc. (the “Company”) adopted an Amended and Restated Code of Business Conduct and Ethics (the “Amended Code”), which applies to all officers, directors, employees and agents of the Company. The Amended Code replaced the Lpath Code of Business Conduct and Ethics adopted in March 2012 and reflects, among other matters, certain updates to conform the Amended Code to current governance best practices and the NASDAQ Global Market governance requirements.

The foregoing description of the Amended Code is qualified in its entirety by reference to the full text of the Amended Code, a copy of which is publicly available in the corporate governance section of the Company’s website at: www.apolloendo.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated: February 17, 2017

	By:	/s/ Todd Newton
	Name:	Todd Newton
	Title:	Chief Executive Officer